EXHIBIT 99.1
Press Release
Clean Harbors to Acquire HydroChemPSC for $1.25 Billion
•Industry-Leading Provider of Industrial Cleaning and Specialty Infrastructure Services Expands Clean Harbors’ Industrial and Field Services Offerings
•Complementary and Diverse Customer Base and Services Create Significant Cross-Selling and Margin Improvement Opportunities
•Transaction Expected to Close in 2021
NORWELL, Mass. – August 4, 2021 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH) today announced it has entered into a definitive agreement to acquire HydroChemPSC (HPC), from an affiliate of Littlejohn & Co, LLC., for $1.25 billion in an all-cash transaction. HPC is a leading U.S. provider of industrial cleaning, specialty maintenance and utilities services. The acquisition, which is subject to regulatory approval and other customary closing conditions, is expected to close in 2021.

With more than 240 service locations throughout the country, HPC serves a broad range of end markets including refining, chemical and utilities. Its services are built around providing solutions to customers focused on cleaning, maintenance and environmental compliance of essential, mission critical equipment and infrastructure.

“In a business where brand equity, customer service and reputation for safety are important, HPC is a recognized leader with terrific assets that will enhance our Environmental Services capabilities, particularly in the higher-value areas of specialty work and facility services,” said Alan S. McKim, Chairman, President and Chief Executive Officer of Clean Harbors. “This acquisition highlights our disciplined approach to M&A, which is geared around accretive transactions that create multiple cross-selling opportunities and drive waste into our network.”

HPC expects to generate revenues of approximately $744 million in 2021, with full-year Adjusted EBITDA of approximately $115 million. Clean Harbors estimates it can achieve cost synergies of $40 million from the acquisition after the first full year of operations, which would equate to a purchase multiple of 8.1 times on a post-synergized basis. The Company expects to fund the acquisition through a combination of available cash and the issuance of additional debt.

Key Strategic Benefits
Clean Harbors’ planned acquisition of HPC offers significant strategic benefits, including:

•Brings on a talented and experienced leadership team with a track record of growth
•Increases the size, scale and capabilities of the Industrial Services and Field Services businesses
•Drives incremental volumes of waste into Clean Harbors’ incinerators, landfills and other waste treatment facilities
•Adds deep customer relationships, including 180+ embedded locations
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

•Improves Industrial Services safety profile through more automation and hands-free technologies
•Generates considerable cross-selling opportunities, particularly in disposal and emergency response
•Captures significant synergies in areas such as customer service, transportation, branch network, asset rentals, vehicle and tank refurbishment, subcontracting and procurement

HPC has more than 5,000 employees and operates a sizeable fleet of specialized vehicles and equipment. The fleet consists of more than 5,600 units including vacuum trucks, roll-off trucks, high pressure water blasters, and light duty vehicles. In addition, HPC is the only provider of industrial cleaning and specialty services with a dedicated manufacturing and technology center. HPC’s proprietary technology and ability to fabricate and create custom tools for complex or unique applications gives them a true competitive advantage.

“With its commitment to safety, innovation and environmental compliance, HPC operates on the same principles as Clean Harbors,” McKim said. “That cultural alignment is a big part of what makes this an exciting acquisition for us and why we look forward to adding their talented team of employees.”

Brad Clark, President and CEO of HydroChemPSC, said, “As a leading provider of environmental and industrial services, Clean Harbors represents the ideal buyer of HPC. Through this transaction, our organization gains access to considerable resources, a broader suite of offerings and the largest network of permitted disposal and recycling assets in North America. We are confident that this combination will provide a meaningful benefit to our customers while enriching career opportunities for HPC employees.”

“One of the many reasons we were attracted to HPC is its differentiated technology, which provides safe, highly efficient and more profitable cleaning and specialty solutions,” McKim said. “HPC leads the industry when it comes to hands-free technologies and automation for industrial services. Part of our ESG efforts have been focused on ensuring the safety of our people and our customers. The acquisition of HPC is another important step in that direction."

McKim concluded, “We are confident that this transaction will build substantial shareholder value in the years ahead. HPC’s specialty services and leading technology position will enable us to become closer to our customers and improve our Environmental Services business. The operational, productivity and sales synergies are broad-based and achievable. We have built a business model that generates strong cash flow, enabling us to continually reinvest in and grow our business. Given its track record, HPC should only enhance that cash flow generation going forward.”

Goldman Sachs is serving as financial advisor to Clean Harbors and is providing a $1.0 billion debt commitment for the transaction. Davis, Malm & D’Agostine is serving as legal counsel to Clean Harbors. For HydroChemPSC, Moelis & Company is serving as financial advisor and Troutman Pepper Hamilton Sanders is serving as legal counsel.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Safe Harbor Statement
Any statements contained herein that are not historical facts, including information related to the definitive agreement to acquire HydroChemPSC are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding the proposed Clean Harbors and HydroChemPSC transaction, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com